Exhibit 99.1

INVESTORS TITLE COMPANY ANNOUNCES SECOND QUARTER 2006 RESULTS

Contact: Elizabeth B. Lewter
August 7, 2006
Telephone: (919) 968-2200
NASDAQ Symbol: ITIC

FOR IMMEDIATE RELEASE:

Chapel Hill, NC - J. Allen Fine, Chairman of Investors Title Company, announced that for the second quarter ended June 30, 2006, the Company reported net income of $4,315,537, an increase of 11.7% compared with $3,861,998 for the prior year period. Net income per diluted share equaled $1.68, an increase of 13.5% compared with $1.48 per diluted share in the same period last year. Net premiums written decreased 4.4% to $19,123,591 and revenues increased 1.2% to $23,126,621 compared with the prior year period.

For the six-month period ended June 30, 2006, the Company reported net income $7,190,478, an increase of 32.1%, compared with $5,442,492 for the same six-month period in 2005. Diluted earnings per share were $2.79, an increase of 34.1% compared with $2.08 for the same six-month ended period in 2005. Net premiums written decreased 3.7% to $35,755,217 and revenues increased 2.7% to $43,305,469 compared with the prior year.

Growth in the fee income generated in our exchange services segment and Trust division coupled with an increase in investment income drove the overall increase in total revenue. Offsetting these increases was a decline in premiums written resulting primarily from a lower level of real estate activity. Operating expenses remained flat as the decline in commissions paid to agents was offset by an increase in personnel costs. The effective tax rate declined resulting primarily from higher interest rates and higher balances invested in tax-exempt securities.

Chairman Fine added, “The decline in our premium revenue has followed the overall softening in the residential housing market this year. As generally expected, transaction volume and mortgage loan originations have trended down as a result of higher mortgage rates. Countering this trend slightly has been ongoing strength in the commercial real estate sector.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property as well as investment management services to individuals, trusts, foundations and businesses.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

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Investors Title Company and Subsidiaries
Consolidated Statements of Income
June 30, 2006 and 2005
(Unaudited)

	For The Three		For The Six
	Months Ended		Months Ended
	June 30		June 30
	2006	2005	2006	2005
Revenues:
Underwriting income:
Premiums Written	$19,222,175	$20,052,131	$35,968,444	$37,298,168
Less-premiums for reinsurance ceded	98,584	45,736	213,227	184,815
Net premiums written	19,123,591	20,006,395	35,755,217	37,113,353
Investment income-interest and dividends	1,034,696	808,559	2,028,750	1,561,324
Net realized gain (loss) on sales of investments	(17,190)	30,801	544,457	19,907
Exchange services revenue	1,908,357	1,239,793	2,936,089	2,049,432
Other	1,077,167	768,514	2,040,956	1,439,625
Total	23,126,621	22,854,062	43,305,469	42,183,641

Operating Expenses:
Commissions to agents	7,289,322	7,848,781	13,572,718	14,840,530
Provision for claims	2,030,412	2,172,108	3,885,691	4,071,113
Salaries, employee benefits and payroll taxes	4,917,022	4,413,567	9,922,869	9,780,879
Office occupancy and operations	1,266,042	1,239,870	2,731,355	2,589,076
Business development	547,505	464,388	1,053,163	891,861
Taxes, other than payroll and income	146,007	209,230	296,892	319,984
Premium and retaliatory taxes	328,542	393,770	670,610	793,315
Professional fees	737,534	653,251	1,325,156	1,091,181
Other	219,728	66,099	438,567	111,210
Total	17,482,114	17,461,064	33,897,021	34,489,149

Income Before Income Taxes	5,644,507	5,392,998	9,408,448	7,694,492

Provision For Income Taxes	1,328,970	1,531,000	2,217,970	2,252,000

Net Income	$4,315,537	$3,861,998	$7,190,478	$5,442,492

Basic Earnings Per Common Share	$1.70	$1.51	$2.83	$2.12

Weighted Average Shares Outstanding - Basic	2,537,883	2,563,094	2,543,475	2,563,793

Diluted Earnings Per Common Share	$1.68	$1.48	$2.79	$2.08

Weighted Average Shares Outstanding - Diluted	2,572,062	2,607,611	2,578,743	2,616,418

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2006 and December 31, 2005
(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$3,691,551	$14,608,481

Investments in securities:
Fixed maturities:
Held-to-maturity, at amortized cost	1,199,924	1,648,708
Available-for-sale, at fair value	91,429,904	75,472,342
Equity securities, available-for-sale at fair value	11,872,205	9,437,678
Short-term investments	4,386,825	7,257,734
Other investments	1,662,557	1,336,111
Total investments	110,551,415	95,152,573

Premiums receivable, net	7,680,380	7,818,558
Accrued interest and dividends	1,102,015	1,010,198
Prepaid expenses and other assets	2,021,482	1,592,326
Property acquired in settlement of claims	413,480	359,980
Property, net	5,907,523	5,466,765
Deferred income taxes, net	2,917,684	2,462,647

Total Assets	$134,285,530	$128,471,528

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$35,866,000	$34,857,000
Accounts payable and accrued liabilities	8,579,869	7,928,384
Commissions and reinsurance payables	358,385	442,098
Current income taxes payable	279,123	946,790
Total liabilities	45,083,377	44,174,272

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000;
2,534,036 and 2,549,434 shares issued and outstanding 2006 and 2005, respectively, excluding 291,792 and 297,783 shares 2006 and 2005,
respectively, of common stock held by the Company's subsidiary)	1	1
Retained earnings	87,591,774	81,477,022
Accumulated other comprehensive income (net unrealized gain on investments)	1,610,378	2,820,233
Total stockholders' equity	89,202,153	84,297,256

Total Liabilities and Stockholders' Equity	$134,285,530	$128,471,528

Investors Title Company and Subsidiaries
Net Premiums Written By State
June 30, 2006 and 2005
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
State	2006	2005	2006	2005
Alabama	$330,545	$379,273	$574,181	$730,003
Florida	327,956	462,331	606,291	771,940
Illinois	280,013	278,550	527,908	491,330
Kentucky	583,539	545,873	1,157,037	984,840
Maryland	407,905	487,882	781,674	860,528
Michigan	881,521	1,273,971	1,758,830	2,385,378
Minnesota	304,900	259,992	642,069	528,792
Mississippi	167,225	298,242	301,677	561,593
Nebraska	197,136	180,377	331,446	385,695
New York	709,195	774,372	1,212,791	1,360,377
North Carolina	9,773,452	9,606,689	18,214,934	17,365,468
Pennsylvania	410,595	448,823	726,507	827,648
South Carolina	1,536,781	1,340,095	2,938,854	3,387,988
Tennessee	614,769	722,736	1,281,092	1,290,584
Virginia	1,897,939	2,211,161	3,572,042	3,954,013
West Virginia	640,423	582,511	1,095,841	1,012,065
Other	158,281	199,253	238,844	385,880
Direct Premiums	19,222,175	20,052,131	35,962,018	37,284,122
Reinsurance Assumed	-	-	6,426	14,046
Reinsurance Ceded	(98,584)	(45,736)	(213,227)	(184,815)
Net Premiums Written	$19,123,591	$20,006,395	$35,755,217	$37,113,353

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
June 30, 2006 and 2005
(Unaudited)

	For The Three Months Ended				For The Six Months Ended
	June 30				June 30
	2006	%	2005	%	2006	%	2005	%
Branch	$9,004,581	47	$9,131,282	46	$16,730,965	47	$16,381,111	44

Agency	10,119,010	53	10,875,113	54	19,024,252	53	20,732,242	56

Total	$19,123,591	100	$20,006,395	100	$35,755,217	100	$37,113,353	100